Exhibit 99.1

PRESS RELEASE

For Release:	May 2, 2012
Nasdaq:	MFNC
Contact:	Investor Relations at (888) 343-8147
Website:	www.bankmbank.com

MACKINAC FINANCIAL CORPORATION

REPORTS FIRST QUARTER 2012 RESULTS

Manistique, Michigan) – Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”), today announced first quarter 2012 income of $.498 million or $.15 per share compared to net income of $.256 million, or $.07 per share for the first quarter of 2011. The Corporation’s primary asset, mBank, recorded net income of $.800 million for the first quarter of 2012. The first quarter results include a provision for loan losses of $.495 million and negligible ORE writedowns and losses. Operating results for the same period in 2011 include no provision for loan losses, and $.467 million of ORE writedowns and losses.

Total shareholders’ equity at March 31, 2012 totaled $56.095 million, compared to $54.097 million on March 31, 2011, an increase of $1.998 million, or 3.69%. Book value of common shareholders’ equity was $13.19 per share at March 31, 2012 compared to $12.67 per share at March 31, 2011.

Weighted average shares outstanding totaled 3,419,736 for both periods. The common stock warrants outstanding of 379,310 shares were slightly dilutive, at approximately $.01 per share, for the 2012 first quarter, as the market value of our stock remained above the $4.35 strike price.

Some highlights for the first quarter include:

•

Strong loan production, with loan balances increasing by $13.156 million. A good backlog of over $20 million of new loans has been adjudicated and is ready to close in the next 60 days. Some of these loans are SBA transactions which will lead to improved noninterest income levels for the next couple quarters.

•	Improved net interest margin at 4.17% compared to 3.92% for the first quarter of 2011.

•	Core deposit growth of $6.462 million.

•	Secondary mortgage loan income of $.262 million, compared to $.079 million in the first quarter of 2011.

•	Improved credit quality with a Texas Ratio of 16.84% compared to 24.96% one year ago.

Loans and Non-performing Assets

Total loans at March 31, 2012 were $414.402 million, a 10.62% increase from the $374.609 million at March 31, 2011 and up $13.156 million from year-end 2011 total loans of $401.246 million. Commenting on loan growth, Kelly W. George, President and CEO of mBank stated, “We are seeing good loan opportunities in all of our markets, but are especially pleased with the resurgence of good commercial lending opportunities in Southeast Michigan, which bodes well for our organization and is a good economic indicator for the State of Michigan. We are also highly encouraged with the 1-4 family mortgage lending momentum continuing from late last year during a traditionally slow time of the year in our Northern markets. This should bode well for increased lending activities as we enter our peak mortgage lending periods within the late second and third quarters.”

Nonperforming loans totaled $6.857 million, 1.65% of total loans at March 31, 2012 compared to $9.964 million, or 2.66% of total loans at March 31, 2011 and down $1.136 million from December 31, 2011. Nonperforming assets were reduced by $4.694 million from a year ago and stood at 2.04% of total assets. Total loan delinquencies resided at 1.17% or $4.8 million, almost solely made up of non-accrual commercial loans. George, commenting on credit quality, stated, “We believe that we will have further reductions of our nonperforming assets as the economy continues to improve and ORE properties become more marketable. Our nonperforming assets are manageable and our associated costs are now more in line with a normal business climate.”

Margin Analysis

Net interest margin in the first quarter of 2012 increased to $4.763 million, 4.17%, compared to $4.141 million, or 3.92%, in the first quarter of 2011. The interest margin increase was largely due to decreased funding costs. George stated, “We expect some margin pressure as we progress through the year due to increased competition on pricing for new loans and renewals. More banks are now on the offense and we expect pricing to be very competitive.”

Deposits

Total deposits of $412.088 million at March 31, 2012 increased by 2.82% from deposits of $400.783 million on March 31, 2011. Total deposits on March 31, 2012 deposits were up $7.299 million from year-end 2011 deposits of $404.789 million. The overall increase in deposits for the first three months of 2012 is comprised of an increase in noncore deposits of $.837 million and increased core deposits of $6.462 million. George, commenting on core deposits, stated, “We are now into the third full year of a low interest rate environment. Our liabilities have all repriced and we believe we are at the low point of this economic cycle. Our strategy going forward will focus on deposit retention and further reduction of interest rate risk.”

Noninterest Income/Expense

Noninterest income, at $.606 million in the first quarter of 2012, increased $.029 million from the first quarter 2011 level of $.577 million with the largest drivers of this income coming from the secondary market mortgage area, which totaled $.298 million in the first quarter.

Noninterest expense, at $3.834 million in the first quarter of 2012, decreased $.225 million, or 5.54% from the first quarter of 2011. The Corporation continues to look for ways to control costs and remains below peer levels in terms of salary and benefits as a percentage of total assets residing at 1.58%.

Assets and Capital

Total assets of the Corporation at March 31, 2012 were $506.496 million, up 2.78 % from the $492.790 million reported at March 31, 2011 and up 1.64% from the $498.311 million of total assets at year-end 2011. Common Shareholders’ equity at March 31, 2011 totaled $45.119 million, or $13.19 per share, compared to $43.340 million, or $12.67 per share on March 31, 2011. The Corporation and the Bank are both “well-capitalized” with Tier 1 Capital at the Corporation of 9.95% and 9.24% at the Bank.

Paul D. Tobias, Chairman and Chief Executive Officer, concluded, “We are pleased with our first quarter operating results. Our loan production is picking up and our pipeline is strong, which will lead to increased net interest income in future periods. Our credit quality continues to improve and we expect increased noninterest revenue, mainly from SBA/USDA loan sales later this year.”

“Looking forward, we expect to complete our recently announced investment from the Steinhardt family and our common stock rights offering later in the second quarter. This will provide the funding necessary to eliminate our TARP preferred stock and the associated 379,310 common stock warrants which are substantially ‘in the money.’ This redemption and the access to the capital and the funding that accompanies an association with the Steinhardt’s will be significant catalysts in the execution of our long-term strategic plan for franchise growth and increasing shareholder value.”

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $500 million and whose common stock is traded on the NASDAQ stock market as “MFNC.” The principal subsidiary of the Corporation is mBank. Headquartered in Manistique, Michigan, mBank has 11 branch locations; seven in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share data)	March 31, 2012	December 31, 2011	March 31, 2011
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$506,496	$498,311	$492,790
Loans	414,402	401,246	374,609
Investment securities	36,788	38,727	37,543
Deposits	412,088	404,789	400,783
Borrowings	35,997	35,997	36,069
Common Shareholders’ Equity	45,119	44,342	43,340
Shareholders’ equity	56,095	55,263	54,097

Selected Statements of Income Data:
Net interest income	$4,763	$17,929	$4,141
Income before taxes and preferred dividend	1,040	3,316	659
Net income	496	1,452	256
Income per common share - Basic	.15	.42	.07
Income per common share - Diluted	.14	.41	.07
Weighted average shares outstanding	3,419,736	3,419,736	3,419,736
Weighted average shares outstanding- Diluted	3,524,953	3,500,204	3,419,736

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	4.17%	4.06%	3.92%
Efficiency ratio	71.01	68.43	75.73
Return on average assets	.40	.30	.22
Return on average common equity	4.53	3.30	2.40
Return on average equity	3.62	2.66	1.92

Average total assets	$503,412	$489,539	$478,861
Average common shareholders’ equity	44,229	43,940	43,147
Average total shareholders’ equity	55,418	54,561	53,870
Average loans to average deposits ratio	98.73%	98.05%	98.27%

Common Share Data at end of period:
Market price per common share	$7.00	$5.42	$6.02
Book value per common share	$13.19	$12.97	$12.67
Common shares outstanding	3,419,736	3,419,736	3,419,736

Other Data at end of period:
Allowance for loan losses	$5,382	$5,251	$6,184
Non-performing assets	$10,351	$11,155	$15,045
Allowance for loan losses to total loans	1.30%	1.31%	1.65%
Non-performing assets to total assets	2.04%	2.24%	3.05%
Texas ratio	16.84%	18.43%	24.96%

Number of:
Branch locations	11	11	11
FTE Employees	114	116	108

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2012	December 31, 2011	March 31, 2011
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$16,912	$20,071	$41,715
Federal funds sold	14,000	13,999	12,000

Cash and cash equivalents	30,912	34,070	53,715

Interest-bearing deposits in other financial institutions	10	10	734
Securities available for sale	36,788	38,727	37,543
Federal Home Loan Bank stock	3,060	3,060	3,423

Loans:
Commercial	318,810	311,215	287,760
Mortgage	81,953	83,106	81,404
Consumer	13,639	6,925	5,445

Total Loans	414,402	401,246	374,609
Allowance for loan losses	(5,382)	(5,251)	(6,184)

Net loans	409,020	395,995	368,425

Premises and equipment	9,774	9,627	9,715
Other real estate held for sale	3,494	3,162	5,081
Deferred Tax Asset	7,958	8,427	8,773
Other assets	5,480	5,233	5,381

TOTAL ASSETS	$506,496	$498,311	$492,790

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest bearing deposits	$52,470	$51,273	$39,269
NOW, money market, interest checking	151,614	152,563	154,420
Savings	13,601	14,203	17,691
CDs<$100,000	137,501	130,685	104,258
CDs>$100,000	24,066	23,229	21,803
Brokered	32,836	32,836	63,342

Total deposits	412,088	404,789	400,783
Borrowings	35,997	35,997	36,069
Other liabilities	2,316	2,262	1,841

Total liabilities	450,401	443,048	438,693
SHAREHOLDERS’ EQUITY:
Preferred stock - No par value:
Authorized 500,000 shares, Issued and outstanding - 11,000 shares	10,976	10,921	10,757
Common stock and additional paid in capital - No par value
Authorized - 18,000,000 shares
Issued and outstanding - 3,419,736 shares	43,525	43,525	43,525
Retained earnings	990	492	(705)
Accumulated other comprehensive income	604	325	520

Total shareholders’ equity	56,095	55,263	54,097

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$506,496	$498,311	$492,790

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$5,580	$5,136
Tax-exempt	32	42
Interest on securities:
Taxable	264	282
Tax-exempt	7	7
Other interest income	25	33

Total interest income	5,908	5,500

INTEREST EXPENSE:
Deposits	983	1,219
Borrowings	162	140

Total interest expense	1,145	1,359

Net interest income	4,763	4,141
Provision for loan losses	495	—

Net interest income after provision for loan losses	4,268	4,141

OTHER INCOME:
Deposit service fees	194	217
Income from secondary market loans sold	298	78
SBA/USDA loan sale gains	—	236
Mortgage servicing income	85	—
Other	29	46

Total other income	606	577

OTHER EXPENSE:
Salaries and employee benefits	1,975	1,824
Occupancy	345	365
Furniture and equipment	228	194
Data processing	228	176
Professional service fees	180	153
Loan and deposit	141	179
Writedowns and losses on other real estate held for sale	11	467
FDIC insurance assessment	159	285
Telephone	55	51
Advertising	98	88
Other	414	277

Total other expenses	3,834	4,059

Income before provision for income taxes	1,040	659
Provision for income taxes	349	214

NET INCOME	691	445

Preferred dividend and accretion of discount	193	189

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$498	$256

INCOME PER COMMON SHARE:
Basic	$.15	$.07

Diluted	$.14	$.07

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)

Loan Portfolio Balances (at end of period):

	March 31, 2012	December 31, 2011	March 31, 2011
	(Unaudited)	(Unaudited)	(Audited)
Commercial Loans:
Real estate - operators of nonresidential buildings	$78,769	$75,391	$58,132
Hospitality and tourism	33,452	33,306	35,016
Lessors of nonresidential buildings	15,460	16,499	17,091
Real estate agents and managers	13,296	10,617	15,518
Other	155,717	155,657	138,565

Total Commercial Loans	296,694	291,470	264,322

1-4 family residential real estate	81,953	77,332	75,663
Consumer	8,524	6,925	5,445
Construction
Commercial	22,116	19,745	23,438
Consumer	5,115	5,774	5,741

Total Loans	$414,402	$401,246	$374,609

Credit Quality (at end of period):

	March 31, 2012	December 31, 2011	March 31, 2011
	(Unaudited)	(Unaudited)	(Unaudited)
Nonperforming Assets :
Nonaccrual loans	$4,457	$5,490	$9,859
Loans past due 90 days or more	—	—	—
Restructured loans	2,400	2,503	105

Total nonperforming loans	6,857	7,993	9,964
Other real estate owned	3,494	3,162	5,081

Total nonperforming assets	$10,351	$11,155	$15,045

Nonperforming loans as a % of loans	1.65%	1.99%	2.66%

Nonperforming assets as a % of assets	2.04%	2.24%	3.05%

Reserve for Loan Losses:
At period end	$5,382	$5,251	$6,184

As a % of average loans	1.30%	1.35%	1.65%

As a % of nonperforming loans	78.49%	65.69%	62.06%

As a % of nonaccrual loans	120.75%	95.65%	62.72%

Texas Ratio	16.84%	18.43%	24.96%

Charge-off Information (year to date):
Average loans	$404,048	$388,115	$380,066

Net charge-offs	$364	$3,662	$429

Charge-offs as a % of average loans	.10%	.94%	.11%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	March 31, 2012	December 31, 2011		September 30, 2011	June 30, 2011	March 31, 2011
BALANCE SHEET (Dollars in thousands)

Total loans	$414,402	$401,246		$391,903	$394,812	$374,609
Allowance for loan losses	(5,382)	(5,251)		(5,838)	(6,155)	(6,184)

Total loans, net	409,020	395,995		386,065	388,657	368,425
Intangible assets	—	—		—	—	—
Total assets	506,496	498,311		498,598	492,373	492,790
Core deposits	355,186	348,724		346,843	329,958	315,638
Noncore deposits (1)	56,902	56,065		58,215	69,709	85,145

Total deposits	412,088	404,789		405,058	399,667	400,783
Total borrowings	35,997	35,997		35,997	36,069	36,069
Common shareholders’ equity	45,119	44,342		44,613	43,973	43,340
Total shareholders’ equity	56,095	55,263		55,479	54,784	54,097
Total shares outstanding	3,419,736	3,419,736		3,419,736	3,419,736	3,419,736

AVERAGE BALANCES (Dollars in thousands)

Assets	$503,412	$487,304		$497,333	$494,481	$478,861
Loans	404,048	396,197		397,665	378,250	380,066
Deposits	409,250	390,940		403,957	401,549	386,743
Common Equity	44,469	44,325		44,105	43,354	43,138
Equity	55,418	55,219		54,998	54,138	53,870

INCOME STATEMENT (Dollars in thousands)

Net interest income	$4,763	$4,901		$4,709	$4,178	$4,141
Provision for loan losses	495	1,300		400	600	—

Net interest income after provision	4,268	3,601		4,309	3,578	4,141
Total noninterest income	606	725		1,006	1,348	577
Total noninterest expense	3,834	4,221		3,960	3,729	4,059

Income before taxes	1,040	105		1,355	1,197	659
Provision for income taxes	349	27		455	402	214

Net income	691	78		900	795	445

Preferred dividend expense	193	192		193	192	189

Net income (loss) available to common shareholders	$498	$(114)		$707	$603	$256

PER SHARE DATA

Earnings	$.15	$(.03)		$.21	$.18	$.07
Book value per common share	13.19	12.97		13.05	12.86	12.67
Market value, closing price	7.00	5.42		5.46	6.00	6.02

ASSET QUALITY RATIOS

Nonperforming loans/total loans	1.65%	1.99%		2.47%	2.39%	2.66%
Nonperforming assets/total assets	2.04	2.24		2.99	2.89	3.05
Allowance for loan losses/total loans	1.30	1.31		1.49	1.56	1.65
Allowance for loan losses/nonperforming loans	78.49	65.69		60.35	65.19	62.06
Texas ratio (2)	16.84	18.43		24.28	23.38	24.96

PROFITABILITY RATIOS

Return on average assets	.40%	(.09	) %	.56%	.49%	.22%
Return on average common equity	4.53	(1.02)		6.35	5.58	2.40
Return on average equity	3.62	(.82)		5.10	4.47	1.92
Net interest margin	4.17	4.38		4.14	3.79	3.92
Efficiency ratio	71.01	69.04		67.39	67.84	75.73
Average loans/average deposits	98.73	101.34		98.44	94.20	98.27

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	9.95%	10.08%		9.73%	9.50%	9.70%
Tier 1 capital to risk weighted assets	11.55	11.62		11.65	11.40	11.61
Total capital to risk weighted assets	12.80	12.87		12.97	12.66	12.86
Average equity/average assets	11.01	11.33		11.06	10.95	11.25
Tangible equity/tangible assets	11.01	11.33		11.06	10.95	11.25

(1)	Noncore deposits includes Internet CDs, brokered deposits and CDs greater than $100,000
(2)	Texas ratio equals nonperforming assets divided by shareholders' equity plus allowance for loan losses

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

QUARTERLY FINANCIAL HIGHLIGHTS